Exhibit 99.1

NEWS from:

                                       STEWART INFORMATION SERVICES CORPORATION
                                       P.O. Box 2029, Houston, Texas
                                       77252-2029 www.stewart.com
                                          Contact: Ted C. Jones
                                                   Director - Investor Relations
                                                   713.625.8014

FOR  RELEASE  6AM CDT APRIL 25

STEWART SHATTERS FIRST QUARTER REVENUES, EARNINGS AND EARNINGS PER SHARE RECORDS AND SETS ALL-TIME HIGH ORDER COUNT

HOUSTON, April 25, 2003 -- Stewart Information Services Corporation (NYSE: STC) reported all-time record highs for revenues, earnings and earnings per share for any first quarter in the 110-year history of the company. Earnings for the three months ended March 31, 2003 were $19.9 million compared with $11.3 million for the first quarter of 2002. On a diluted per share basis, net earnings were $1.11 for the first quarter of 2003 compared with $.63 for the first quarter of 2002. Revenues in the first quarter increased 27 percent to $441 million from $348 million in the same period last year.

Title orders in the first quarter of 2003 were 263,000, an all-time high for any quarter in the company's history. Orders for the month and quarter ended March 31, 2003 were 69 percent and 52 percent higher, respectively, than the same periods a year ago, indicating a strong carry-over of business into the second quarter of 2003.

"We have increased our revenues, earnings and earnings per share, in comparing results to the same quarter a year earlier, for the seventh consecutive quarter," said Stewart Morris, Jr., president and co-chief executive officer. "While our core commercial and residential sales segments performed extremely well in the quarter, explosive refinance activity created the largest total order count in any quarter in Stewart's 110-year history. Loan applications for one to four family residences, as reported by the Mortgage Bankers Association, were up more than 130 percent in the first quarter when compared to the same period last year. Through the use of proprietary technology we have been able to service unprecedented demand while controlling our underlying cost structures to keep a sharp focus on profit margins and productivity.

"SureClose(R), Stewart's e-delivery and e-commerce transaction management platform, is now installed and running in more than 165 offices and agencies across the country. SureClose provides the Realtor(R), lender, buyer and seller with detailed information as to the progress of the transaction. The dramatic improvement in customer service results with informed participants and improved closing experience as the documents are made available via the Internet in advance of closing," said Morris. "In addition, SureClose provides a vehicle for the paperless title office, deleting the need for physical files."

"The tally of 2002 title industry data shows Stewart posting the largest growth in the title industry in national market share," said Malcolm S. Morris, chairman and co-chief executive officer. "Our growth strategy includes opening new offices, ongoing acquisition of title agencies, adding


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new agencies, increasing commercial market share and expanding internationally.
Australia is our latest addition to the stable of international operations in which title insurance reduces risks and dramatically compresses the time required to close real estate transactions.

"While title insurance represents our largest single line of business, we continue to expand our higher-margin ancillary services, many of which are included in the bundle of services for the lending industry," added Malcolm Morris. "Technology is increasing our productivity across all business lines. More than 86 percent of our flood determinations are immediately delivered electronically from the more than 130 million property geocoded flood database. While others continue to talk about the future possibilities of electronic documents, Stewart's Online Documents subsidiary delivers complete eMortgageDocs today using the MISMO standards and Fannie Mae's XHTML document technology requirements, moving one step closer to the paperless real estate transaction.

"GlobeXplorer, Stewart's Internet-based satellite and aerial photograph subsidiary, acquired Citipix aerial imagery from Eastman Kodak Company this past quarter," added Malcolm Morris. "These new high resolution images include 65 metropolitan areas. GlobeXplorer satellite images encompass nearly 300 terabytes of data, which is three times the data in the Library of Congress. The vast array of GlobeXplorer's images can be seen at http://www.globexplorer.com."

Stewart Information Services Corporation is a technology driven, strategically competitive, global real estate information company. Stewart provides title insurance and related information services through more than 6,600 issuing locations in the United States and several international markets. Stewart meets the needs of the real estate and mortgage industries through the delivery of information services required for settlement using e-commerce. These services include title reports, flood determinations, document preparation, property reports, background checks and online property auctions. Stewart also supplies post-closing services to lenders, automated county clerk land records, property and land ownership mapping and GIS for governmental entities. Stewart also provides expertise in tax-deferred exchanges. More information about Stewart can be found at http://www.stewart.com/.

                                       ###

Stewart Information Services Corporation

                                                 Three months ended
                                                      March 31
                                                      --------
                                              2003               2002
                                              ----               ----

Revenues.......................         $ 440,924,000      $ 347,974,000
Net earnings...................         $  19,875,000      $  11,344,000
Average shares - diluted.......            17,831,000         17,957,000
Earnings per share:
  Basic.......................          $       1.12       $       0.64
  Diluted.....................          $       1.11       $       0.63


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STEWART INFORMATION SERVICES CORPORATION
STATEMENTS OF EARNINGS
(In thousands of dollars, except per share)

                                                           Three months ended
                                                                March 31
                                                        2003              2002
                                                        ----              ----

Revenues
Title insurance:
  Direct operations................................    193,293          146,405
  Agency operations................................    224,002          180,272
Real estate information services...................     19,050           16,042
Investment income..................................      4,783            4,903
Investment (losses) gains - net....................       (204)             352
                                                       -------          -------
                                                       440,924          347,974

Expenses
Amounts retained by agencies.......................    184,749          148,289
Employee costs.....................................    132,002          104,565
Other operating expenses........................        66,848           55,204
Title losses and related claims....................     17,956           14,366
Depreciation.......................................      5,909            5,385
Interest...........................................        215              255
Minority interests.................................      2,338            1,530
                                                       -------          -------
                                                       410,017          329,594

Earnings before taxes..............................     30,907           18,380
Income taxes.......................................     11,032            7,036
                                                       -------          -------
Net earnings.......................................     19,875           11,344
                                                       =======          =======

Average number of diluted shares (000).............     17,831           17,957

Earnings per share - diluted.......................       1.11              .63
                                                       =======          =======

Segment information:
  Title revenues....................................   421,874          331,932
  Title pretax earnings.............................    27,896           17,716

  REI revenues......................................    19,050           16,042
  REI pretax earnings...............................     3,011              664

Selected financial information (000):
  Cash flow from operations.........................    22,538           17,115
  Title loss payments - net of recoveries...........    11,590           10,304
  Other comprehensive earnings (loss) - net of taxes       872           (2,330)
  Average number of basic shares....................    17,742           17,810
  Number of title orders opened.....................       263              171


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STEWART INFORMATION SERVICES CORPORATION
BALANCE SHEETS (condensed)
(In thousands of dollars)

                                                        March 31     December 31
                                                          2003           2002
                                                         -------        -----

Assets
Cash and cash equivalents...........................    122,813        139,156
Short-term investments..............................     52,117         50,673
Investments - statutory reserve funds...............    327,042        306,501
Investments - other.................................     74,429         69,260
Receivables.........................................     61,360         69,041
Property and equipment..............................     63,851         60,592
Title plants........................................     41,332         40,307
Goodwill............................................     72,779         66,885
Other assets........................................     40,568         39,858
                                                        -------        -------

                                                        856,291        842,273
                                                        =======        =======

Liabilities
Notes payable.......................................     18,373         14,195
Accounts payable and accrued liabilities............     62,510         82,248
Estimated title losses..............................    237,624        230,058
Deferred income taxes...............................     11,326         11,284
Minority interests..................................     11,331         10,896

Contingent liabilities and commitments

Stockholders' equity
Common and Class B Common Stock and
  additional paid-in capital........................    135,715        134,927
Retained earnings...................................    373,101        353,226
Accumulated other comprehensive earnings............     10,216          9,344
Treasury stock......................................     (3,905)        (3,905)
                                                        -------        -------

Total stockholders' equity                              515,127        493,592
                                                        -------        -------

                                                        856,291        842,273
                                                        =======        =======

April 25, 2003